FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 24.1 - POWER OF ATTORNEY

     KNOWN ALL ME BY THESE PRESENT - that each person whose signature appears below constitutes and appoints E. James Trimarchi and David R. Tomb, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to do done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1934, this report has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE AND CAPACITY                                           DATE

/S/E. JAMES TRIMARCHI                                        March 2, 1994
E. James Trimarchi, President and Director

/S/DAVID R. TOMB, JR.                                        March 17, 1994
David R. Tomb, Jr., Secretary/Treasurer and Director Vice President

/S/JOHN J. DOLAN                                             March 2, 1994
John J. Dolan, Sr. Vice President and Comptroller & CFO (1)

/S/SUMNER E. BRUMBAUGH                                       March 17, 1994
Sumner E. Brumbaugh

/S/DALE P. LATIMER                                           March 17, 1994
Dale P. Latimer

/S/DAVID F. IRVIN                                            March 17, 1994
David F. Irvin

/S/E. H. BRUBAKER                                            March 11, 1994
E. H. Brubaker

/S/JOSEPH W. PROSKE                                          March 11, 1994
Joseph W. Proske

/S/JOHNSTON A. GLASS                                         March 17, 1994
Johnston A. Glass

/S/DAVID L. JOHNSON                                          March 17, 1994
David L. Johnson

/S/EDWARD T. COTE                                            March 17, 1994
Edward T. Cote


(1) Also Accounting Officer